UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February15, 2008

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2008, Sonic Solutions (“Sonic”) received, as expected, an additional notice of non-compliance from the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) due to Sonic’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 (the “Additional Staff Determination”), as required by NASDAQ Marketplace Rule 4310(c)(14).

Sonic has delayed the filing of its Quarterly Report on Form 10-Q for the third quarter of fiscal 2008 (which ended December 31, 2007) until it has completed the restatement process, which could impact the financial statements for the third quarter of fiscal 2008, and filed the documents containing the restated financial statements.

As previously announced on February 1, 2007, Sonic has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the audit committee of Sonic’ s board of directors and Sonic’s management have concluded that, under applicable accounting guidance, Sonic lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the audit committee, after consultation with management and Sonic's board of directors, has determined that Sonic's annual and interim financial statements may no longer be relied upon.

Sonic has determined that it will have to record additional cash and non-cash charges for stock-based compensation expense and restate its previous financial statements, and that such charges will be material. Sonic intends to file its restated financial results and related periodic reports as quickly as possible.

As previously announced, Sonic received prior notices of non-compliance from the Staff based upon Sonic's failure to timely file its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, June 30, 2007 and September 30, 2007 and its annual report on Form 10-K for its fiscal year ended March 31, 2007, each as required by NASDAQ Marketplace Rule 4310(c)(14) and for failure to solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006, on or before March 31, 2007 as required by NASDAQ Marketplace Rules 4350(e) and 4350(g), respectively. On January 8, 2008, Sonic Solutions (“Sonic”) received a letter from the Board of Directors of The NASDAQ Stock Market LLC (the "NASDAQ Board") informing Sonic that the NASDAQ Board had issued a decision granting Sonic until March 10, 2008 to file each of its delinquent filings. Sonic's securities will remain listed on The NASDAQ Global Select Market during this period. While Sonic is working diligently to complete all necessary filings and thereby demonstrate compliance with the applicable requirements for continued listing on The NASDAQ Global Select Market, there can be no assurance that Sonic's common stock will remain listed on The NASDAQ Global Select Market beyond the March 10, 2008 deadline established by the NASDAQ Board or that NASDAQ will grant Sonic a further extension if needed.

On February 15, 2008, the Company issued a press release announcing its receipt of the Additional Staff Determination. The full text of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements And Exhibits.

d. Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit	Description

99.1	Press release dated February 15, 2008, regarding receipt of the Additional Staff Determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
	Name:	David C. Habiger
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: February 15, 2008